PRICING SUPPLEMENT NO.  69                                      Rule 424(b)(3)
DATED:  April 10, 2003                                      File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)

                                 $10,006,693,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $150,000,000  Floating Rate Notes [x]     Book Entry Notes [x]

Original Issue Date: 4/15/2003  Fixed Rate Notes [  ]    Certificated Notes [  ]


Maturity Date:  4/15/2004     CUSIP#: 073928ZD8

Option to Extend Maturity:    No    [x]
                              Yes   [  ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[  ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[  ]  Federal Funds Effective Rate

[ x ] Federal Funds Open Rate            Interest Reset Date(s):  Daily

[  ]  Treasury Rate                      Interest Reset Period:  Daily

[  ]  LIBOR Reuters                      Interest Payment Date(s):  *

[  ]  LIBOR Telerate

[  ]  Prime Rate

[  ]  CMT Rate

Initial Interest Rate: 1.465%              Interest Payment Period:  Quarterly

Index Maturity:  N/A

Spread (plus or minus):  + 0.09%

* On the 15th of July, October, January and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.